Exhibit 10.5

SUBSCRIPTION AGREEMENT

TO:    The Directors of OPY Acquisition Corp. I (the “Company”).

The undersigned hereby subscribes for 2,875,000 shares of common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name: Address:	OPY ACQUISITION I LLC c/o Oppenheimer & Co. Inc 85 Broad Street, 22nd Floor New York, NY 10004

OPY ACQUISITION I LLC]

Signed:     /s/ Robert S. Lowenthal

Name: Robert S. Lowenthal

Title: President

Dated:    August 20, 2020

Accepted:

OPY ACQUISITION CORP. I

Signed:    /s/ Dennis P. McNamara

Name: Dennis P. McNamara

Title: Senior Vice President and Secretary

Dated:    August 20, 2020